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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):    May 15, 2007
                                                  ------------------

                               Terra Systems, Inc.
                               -------------------
             (Exact name of registrant as specified in its charter)

             Utah                   000-31483                87-0637063
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        (State or Other            (Commission            (I.R.S. Employer
        Jurisdiction of            File number)           Identification No.)
        Incorporation)

               7001 South 900 East Ste. 260
                       Midvale, Utah                           84047
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         (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code: (801) 208-1289



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02.   Departure of Directors or Principal Officers; Election of
             Directors; of Principal Officers; Compensatory Arrangements of Certain Officers.

         On May 14, 2007, Terra Systems, Inc. (the "Company"), appointed three new members of the Company's Board of Directors. The new directors are Frederick
W. Buckman, Sr., Jerry Robert ("JR") Key, and Reynold Roeder. The Company also announced that Brent M. Cook will join the Company as an advisor to the Board of directors. Biographical information about these individuals is as follows:

         Frederick W. Buckman, Sr. -- Mr. Buckman has extensive experience in leadership. Mr. Buckman was a co-founder and former Chairman and CEO of Trans-Elect, Inc., the first independent owner and developer of electrical transmission systems in the U.S. From 1994 to 1998, Mr. Buckman served as President and Chief Executive Officer of PacifiCorp. Prior to joining PacifiCorp, Mr. Buckman was President and Chief Executive Officer of Consumers Power Co., the utility subsidiary of CMS Energy. Mr. Buckman serves as a member of the board and Lead Director of StanCorp Financial Group. He also serves as a member of the board of InfraSource Services, Inc. and MMC Energy. A graduate of the University of Michigan with a bachelor's degree in science engineering, Mr. Buckman received his doctorate in nuclear engineering from the Massachusetts Institute of Technology and attended the advanced management program at Harvard Business School.

         Reynold Roeder -- Mr. Roeder brings over 25 years experience in operations, accounting, finance, investment banking and strategic planning with Portland Family of Funds, United Fund Advisors, LECTRIX LLC, PacifiCorp, and Deloitte & Touche. Mr. Roeder's management experience includes building several organizations from the ground up, structuring and negotiating large scale transactions and helping create industry standards in IRC Section 29 tax credits for synthetic fuels produced from coal. Mr. Roeder serves on the Board of Directors of Raser Technologies and is the CEO of LECTRIX LLC, a developer of merchant electrical transmission lines. During his career, Mr. Roeder has held CPA licenses in the states of New York, California and Oregon. Mr. Roeder graduated with honors in Business Administration from Portland State University.

         J.R. Key -- Mr. Key has served in various senior positions during his career. He served as superintendent for Bankhead Mining Co., Jefferson Coal Co. and Cobb Coal Company in Alabama. He was General Manager of P.V. Mining Co. in Indiana, and later served as Vice President and General Manager of Bridger Coal Co. in Wyoming. From 1994 to 1997, Mr. Key held the position of Director of Technical Services at InterWest Mining Company (a division of PacifiCorp) in Salt Lake City. Mr. Key became involved in the IRC Section 29 projects with PacifiCorp in 1996. He presently oversees operations of the four synfuels plants for Synfuel Management, LLC. Mr. Key has over 35 years of coal industry experience.

         Brent M. Cook -- Mr. Cook is the Chief Executive Officer of Raser Technologies. Previously, Mr. Cook was President of Headwaters, Inc., an NYSE listed energy and energy technology company. He served with Headwaters from 1996 to 2002 in positions including CEO, President, and Chairman of the Board of Directors. Prior to his Headwaters career, Mr. Cook was Director of Strategic Accounts, Utah Operations, at PacifiCorp, an electric utility servicing seven western states.


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         Additional information with respect to the new directors is as follows:

Options

         In connection with appointing the new directors, the Company agreed to grant to each of the new directors options to purchase shares of the Company's common stock as follows. The date of grant of the options was the date the new directors were appointed to the Board of Directors.

         -    Options to purchase up to three million shares of common stock.
         - The first one million options have an exercise price (the "Original Exercise Price") equal to the fair market value of the Company's common stock as of the date of grant, and vest as of the date of grant.
         - The next one million options vest on the first anniversary of the date of grant, and the final one million options vest on the second anniversary of the date of grant.
         - The exercise price for the second million will be ten percent (10%) higher than the Original Exercise Price, and the exercise price for the third million options will be twenty percent (20%) higher than the Original Exercise Price; provided, however, that in no event will the exercise price for the second or third million options exceed five cents ($0.05) per share more than the Original Exercise Price.

         At the time of his appointment, Mr. Roeder had an existing option agreement with the Company whereby he had the option to purchase up to five million shares of the Company's common stock at a price of $0.20 per share for the first twelve months of the agreement or thru September 11, 2007, and after which the shares can be purchased for 50% of the closing market price averaged over the five trading days prior to such purchase

Committees

         As of the date of the appointments, the Company did not have standing committees, and as such, the new directors were not named to committees.

Indemnification

         The Company also entered into indemnification agreements with each of the new directors as of the date of the appointment. Joint Ventures

         The Company, through its wholly owned subsidiary Mountain Island Energy, LLC ("MIE"), has entered into two joint ventures with United Fund Advisors, of which Mr. Roeder, one of the new directors, is a principal. The two joint ventures are Mountain Island Energy Holdings, LLC ("MIEH"), and Sage Island Energy, LLC ("SIE").


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         MIEH was formed to make application to the US Treasury and US
Department of Energy for federal tax credits for Advanced Coal Project Tax Credits under Section 48A of the Internal Revenue Code. These tax credits will be utilized in the construction of a qualified advanced coal-based electrical generation power plant located on MIE's project site in Southeast Idaho. Under the management agreement, Reynold Roeder, who also serves as the Chief Operating Officer of United Fund Advisors ("UFA") will serve as a Managing Director of MIEH with Mitchell J. Hart, P.E., Vice President of the Company and General Manager of MIE serving as a Managing Director representing the Company and MIE. There will be a third independent managing director selected by the two parties in the very near term.

         SIE was formed to respond to a request for proposal ("RFP") by the Wyoming Infrastructure Authority ("WYIA"), which seeks to establish a public-private partnership to develop a "clean coal" demonstration project (or projects). This project will demonstrate the production of energy from coal mined and converted to electrical power in the State of Wyoming using integrated gasification combined cycle technology. The WYIA hopes to qualify the project for federal financial support under the Energy Policy Act of 2005 (the "Act"). The Act calls for a Coal Gasification Project located in the Western United States to demonstrate the commercial feasibility of producing electricity with gasification technology, including the capture and sequestration of carbon dioxide emissions. Under Section 413 of the Act, a Project is to be designed to demonstrate the ability to use western coal and to operate at western elevation with coal gasification technology.

         Under SIE's operating agreement, SIE is owned 49.995% by Mountain Island Energy, LLC; 49.995% by UFA; and 0.01% by Mountain Island Energy Holdings, LLC, a previously announced joint venture of MIE and UFA. Under the management agreement, Reynold Roeder will serve as a Managing Director of SIE with Mitchell J. Hart serving as a Managing Director.

Item 7.01    Regulation FD Disclosures

         On May 15, 2007, the Company issued a press release relating to the appointment of the new Directors. The press release is attached as Exhibit 99.3 to this Report.

         In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits

      (d)    Exhibits

      99.1   Form of Indemnification Agreement

      99.2   Form of Option Grant Agreement

      99.3   Press Release dated May 15, 2007


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Terra Systems, Inc.
                                        (Registrant)


                                        By:    /s/  Clayton Timothy
                                             ----------------------------
                                                Clayton Timothy
                                                Chief Executive Officer


Date:  May 17, 2007




















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